Exhibit 5.1

Perkins Coie LLP

1120 NW Couch Ave, 10th floor

Portland, OR 97209

PHONE: 503-727-2000

FAX: 503-727-2222

www.perkinscoie.com

March 13, 2015

Lattice Semiconductor Corporation

5555 N. E. Moore Court

Hillsboro, Oregon 97124

Re:	Registration Statement on Form S-8 of Shares of Common Stock,

$0.01 par value, of Lattice Semiconductor Corporation (the “Company”)

Ladies and Gentlemen:

We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), which you are filing with the Securities and Exchange Commission with respect to up to 4,108,193 shares of common stock, $0.01 par value, of the Company (the “Shares”) that may be issued pursuant to outstanding stock options and restricted stock units previously granted under the Silicon Image, Inc. (“SIMG”) 2008 Equity Incentive Plan and the SIMG 1999 Equity Incentive Plan (together, the “SIMG Plans”) that were assumed by the Company on March 10, 2015 pursuant to the Agreement and Plan of Merger entered into on January 26, 205 between the Company, SIMG and Cayabyab Merger Company.

We have examined the Registration Statement and such documents and records of the Company as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

Based upon and subject to the foregoing, we are of the opinion that any Shares issued by the Company pursuant to the SIMG Plans, upon registration by its registrar of such Shares and the issuance thereof by the Company in accordance with the terms of the applicable SIMG Plan, and the receipt of consideration for such Shares in accordance with the terms of the applicable SIMG Plan, will be legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Perkins Coie LLP